UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2016

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CIVEO CORPORATION

(Exact name of registrant as specified in its charter)

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British Columbia, Canada (State or other jurisdiction of incorporation)	1-36246 (Commission File Number)	98-1253716 (I.R.S. Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4980 Houston, Texas (Address of principal executive offices)

(713) 510-2400

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 18, 2016, Civeo Corporation (the “Company”) entered into a Second Amendment (the “Second Amendment”) to its Syndicated Facility Agreement, dated as of May 28, 2014 (as amended by the First Amendment, dated May 13, 2015 (the “First Amendment”), the Second Amendment, and as the same may be further amended from time to time, the “Syndicated Facility Agreement”), among the Company and certain subsidiaries of the Company, as borrowers, the lenders named therein, Royal Bank of Canada, as Administrative Agent, and the other agents party thereto. Pursuant to the Second Amendment, the Syndicated Facility Agreement has been amended to, among other things:

●	Join Civeo Management LLC, an indirect wholly owned subsidiary of the Company, as a co-borrower under the US$50,000,000 U.S. revolving credit facility under the Syndicated Facility Agreement;

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Provide for the partial prepayment of the U.S. term loan under the Syndicated Facility Agreement in the aggregate principal amount of US$25,000,000 and the reduction by US$25,000,000 of the aggregate revolving loan commitments under the Canadian revolving credit facility under the Syndicated Facility Agreement, which was incurred in connection with the First Amendment (the “Canadian Tranche B Facility”), to a maximum principal amount of US$100,000,000;

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Increase the interest rate margin by 0.25% when the leverage ratio is less than 1.50x (by deleting the lowest level in the leverage-based grid) and adding two additional levels to the total leverage-based grid such that the interest rates for the loans range from LIBOR +2.25% to LIBOR +5.00%, and increase the undrawn commitment fee from a range of 0.45% to 0.90% to a range of 0.51% to 1.13% based on total leverage;

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Make certain changes to the maximum leverage ratio financial covenant, including an increase in the permitted level of the total leverage ratio to a range of 3.50:1.00 to 5.50:1.00 (as specified in the Second Amendment) for each fiscal quarter beginning with the fiscal quarter ending June 30, 2016, when the maximum leverage ratio increases to 5.25, with a further increase to 5.50 for the third and fourth quarters of 2016, before a decrease to 5.25 for the first and second quarters of 2017, with further decreases to 5.00 for the third and fourth quarters of 2017, 4.75 for the first quarter of 2018, with no changes to the maximum leverage ratio thereafter;

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Add a provision for a mandatory prepayment of the revolving credit facilities under the Syndicated Facility Agreement in the event the Company and its subsidiaries hold an aggregate amount of cash exceeding US$40,000,000 for a period of more than three consecutive business days, such mandatory prepayment to be made within two business days in an amount equal to the lesser of (a) an amount sufficient to reduce the aggregate amount of cash and permitted investments on hand at the Company and its subsidiaries to less than US$40,000,000 or (b) an amount sufficient to repay all of the outstanding commitments under the revolving credit facilities under the Syndicated Facility Agreement; and

●	Make other technical changes and amendments to the Syndicated Facility Agreement.

The description of the Second Amendment contained herein is subject in all respects to the Second Amendment attached hereto as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Second Amendment to Syndicated Facility Agreement, dated as of February 18, 2016, by and among Civeo Corporation, Civeo U.S. Holdings LLC, Civeo Management LLC, Civeo Canada Inc., Civeo Premium Camp Services Ltd., and Civeo PTY Limited as Borrowers, the Lenders named therein, Royal Bank of Canada, as Administrative Agent, U.S. Collateral Agent, Canadian Administrative Agent, Canadian Collateral Agent and an Issuing Bank and RBC Europe Limited, as Australian Administrative Agent, Australian Collateral Agent and an Issuing Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVEO CORPORATION

By:	/s/ Frank C. Steininger
Frank C. Steininger
Senior Vice President, Chief Financial Officer and Treasurer

Dated: February 24, 2016

Exhibit Index

Exhibit No.	Description
10.1

Second Amendment to Syndicated Facility Agreement, dated as of February 18, 2016, by and among Civeo Corporation, Civeo U.S. Holdings LLC, Civeo Management LLC, Civeo Canada Inc., Civeo Premium Camp Services Ltd., and Civeo PTY Limited as Borrowers, the Lenders named therein, Royal Bank of Canada, as Administrative Agent, U.S. Collateral Agent, Canadian Administrative Agent, Canadian Collateral Agent and an Issuing Bank and RBC Europe Limited, as Australian Administrative Agent, Australian Collateral Agent and an Issuing Bank.